NORTH BAY BANCORP

                                  PRESS RELEASE

March 2, 2000



         North Bay Bancorp, Holding Company for The Vintage Bank, announced a $5,000,000 public offering of the company's common stock at an offering price of $25.00 per share. The net proceeds of the offering will be utilized by North Bay Bancorp to provide, in part, the initial capitalization of Solano Bank
(proposed), a planned banking subsidiary of North Bay which, subject to regulatory approval, intends to establish offices in Vacaville, Fairfield, and Benicia. For information regarding this offering and a copy of the prospectus and subscription application contact Glen C. Terry, the proposed President & CEO, Solano Bank (proposed) at (707) 423-2055.

         This does not constitute an offer of sale of any securities. The offer and sale of these securities will only be made through means of a prospectus and subscription application

         Stock of North Bay Bancorp is quoted on the Over-The-Counter (OTC) Bulletin Board, Symbol NBAN.


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         Questions  regarding  this press release  should be directed to Glen C.
Terry at (707) 423-2055.

                                  EXHIBIT 99.2